UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 21, 2014 (January 21, 2014)

________________________________

NORFOLK SOUTHERN CORPORATION

(Exact name of registrant as specified in its charter)

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Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place		(757) 629-2680
Norfolk, Virginia 23510-9241		(Registrant's telephone number, including area code)
(Address of principal executive offices)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Directors

On January 21, 2014, Norfolk Southern issued a Press Release, attached hereto as Exhibit 99, announcing that the Board of Directors elected Amy E. Miles and James A. Squires to be directors of the Corporation, effective immediately.  The Board of Directors also appointed Ms. Miles to the Audit Committee and Finance Committees.

Ms. Miles has served as a director and Chief Executive Officer of Regal Entertainment Group since June 30, 2009.  Prior thereto, she served as Executive Vice President, Chief Financial Officer, and Treasurer of Regal Entertainment Group.  Ms. Miles serves as a director for both National CineMedia, Inc. and the National Association of Theatre Owners.

Mr. Squires has served as President of Norfolk Southern Corporation since June 1, 2013.  Prior thereto, he served as Executive Vice President - Administration, and Executive Vice President - Finance and Chief Financial Officer.

There was no arrangement or understanding between either Ms. Miles or Mr. Squires and any other person pursuant to which they were elected as directors of Norfolk Southern.  There are no transactions between either Ms. Miles or Mr. Squires and the Corporation that would require disclosure under Item 404(a) of Regulation S-K.

No material plan, contract or arrangement (written or otherwise) to which either Ms. Miles or Mr. Squires is a party or a participant was entered into or materially amended in connection with their joining the Board of Directors, and, other than as discussed below, neither Ms. Miles nor Mr. Squires received any grant or award or any modification thereto, under any such plan, contract or arrangement in connection with such event.

Under the terms of the Norfolk Southern Corporation Directors' Restricted Stock Plan, Ms. Miles received a grant of 3,000 restricted shares upon her election to the Board.  These shares will be registered in her name, and she will have all rights of ownership (including the right to vote the shares and receive dividends); however, these shares may not be sold, pledged or otherwise encumbered during a restriction period which began on the date of grant and ends on the earlier of the director’s death or six months after the director becomes disabled or retires.  In the event a director does not retire in accordance with the terms of the plan, these shares will be forfeited.  In addition, Ms. Miles will receive compensation consistent with that provided to all non-employee directors, as described in the Narrative to Non-Employee Director Compensation Table contained on pages 23-25 of Norfolk Southern Corporation's Proxy Statement dated March 20, 2013.

Mr. Squires, as an employee director, will receive no compensation for Board service.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Bylaw Amendment

On January 21 2014, the Board of Directors amended the Bylaws of Norfolk Southern Corporation, effective immediately, to increase the number of directors from 12 to 14 and, effective the date of the 2014 annual meeting of stockholders, to reduce the number of directors from 14 to 13, due to the pending retirement of one director pursuant to the Board’s retirement policy for directors.  The amended Bylaws are attached hereto as Exhibit 3(ii).

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

               The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
3(ii)	The Bylaws of Norfolk Southern Corporation, as amended January 21, 2014.
99	Press Release dated January 21, 2014.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                    SIGNATURES

                                                            NORFOLK SOUTHERN CORPORATION

                                                            (Registrant)

                                                                    /s/ Denise W. Hutson

                                                            Name:  Denise W. Hutson
                                                            Title:    Corporate Secretary

Date:  January 21, 2013

                                                              EXHIBIT INDEX

Exhibit Number	Description
3(ii)	The Bylaws of Norfolk Southern Corporation, as amended January 21, 2014.
99	Press Release dated January 21, 2014.